Exhibit 99.2

Unigene to Host Live Conference Call and Webcast to Discuss Collaboration with
Nordic Bioscience and Formation of Joint Development Vehicle

-Scheduled for today, October 6, 2011 at 11 a.m. Eastern Time-

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October 6, 2011 – Boonton, NJ– Unigene Laboratories, Inc. (OTCBB: UGNE) will host a live conference call and webcast today, October 6, 2011 at 11 a.m. Eastern Time to discuss the Company's announcement this morning regarding its decision to establish a Joint Development Vehicle (JDV) with Nordic Bioscience to progress up to three of Unigene’s internally developed, proprietary calcitonin analogs for the treatment of Type 2 diabetes, osteoarthritis and osteoporosis.

Interested participants and investors may access the conference call today at 11:00 a.m. Eastern Time by dialing 800-329-9097 (U.S./Canada) or 617-614-4929 (international); participant passcode 92746390.  A telephonic replay of the call will be available for seven days beginning at 8 p.m. Eastern Time. Access numbers for this replay are 888-286-8010 (U.S./Canada) and 617-801-6888 (international); participant code 13033595.

A live audio webcast including a slide presentation can also be accessed via the Investors & Media section of the Unigene Web site at www.unigene.com under the Events tab. Web participants are encouraged to go to the Web site 15 minutes prior to the start of the call to register, download and install any necessary software. After the live webcast, an audio webcast replay will remain available in the Investors section of the Unigene Laboratories Web site for 30 days.

Unigene’s press releases are available at www.unigene.com.

About Unigene Laboratories, Inc.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies. Unigene’s technologies have extensive clinical and partner validation.

Investor Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Business Administration
973-265-1107
jthomas@unigene.com

Media Contact:
Tiberend Strategic Advisors
Jason Rando / Andrew Mielach
212-827-0020
jrando@tiberend.com / amielach@tiberend.com